                                                                    EXHIBIT 10.7

                       EDWARDS LIFESCIENCES CORPORATION
                          DEFERRED COMPENSATION PLAN

                           (Effective April 1, 2000)

                          TABLE OF CONTENTS

ARTICLE  I PURPOSE, EFFECTIVE DATE, EMPLOYER........................ 1
 1.1  Purpose....................................................... 1
 1.2  Effective Date................................................ 1
 1.3  Employer...................................................... 1

ARTICLE  II DEFINITIONS............................................. 1
 2.1  Accounts...................................................... 1
 2.2  Administrative Committee...................................... 1
 2.3  Beneficiary................................................... 1
 2.4  Bonus......................................................... 2
 2.5  Bonus Deferral................................................ 2
 2.6  Compensation.................................................. 2
 2.7  Compensation Committee........................................ 2
 2.8  Deferral Election Form........................................ 2
 2.9  Distribution Election Form.................................... 2
 2.10 Eligible Employee............................................. 2
 2.11 Excess Matching Contribution.................................. 2
 2.12 Matching Contribution......................................... 3
 2.13 Participant................................................... 3
 2.14 Pay Deferral Contribution..................................... 3
 2.15 Plan Year..................................................... 3
 2.16 Termination of Employment..................................... 3
 2.17 Unforeseeable Emergency....................................... 3
 2.18 Vesting....................................................... 3

ARTICLE III ELIGIBILITY FOR EXCESS MATCHING CONTRIBUTIONS, BONUS
DEFERRALS AND PAY DEFERRALS......................................... 3
 3.1  Eligibility for Excess Matching Contribution.................. 3
 3.2  Bonus Deferral Elections...................................... 3
 3.3  Pay Deferral Elections........................................ 4

ARTICLE  IV CREDITING OF ACCOUNTS................................... 4
 4.1  Crediting of Accounts......................................... 4
 4.2  Earnings...................................................... 4
 4.3  Account Statements............................................ 4
 4.4  Vesting....................................................... 4

ARTICLE  V DISTRIBUTION OF BENEFITS................................. 4
 5.1  Distribution of Benefits...................................... 5
 5.2  Distribution.................................................. 5
 5.3  Effect of Payment............................................. 5
 5.4  Taxation of Plan Benefits..................................... 6
 5.5  Withholding and Payroll Taxes................................. 6
 5.6  Distribution Due to Unforeseeable Emergency................... 6

ARTICLE  VI BENEFICIARY DESIGNATION................................. 7
 6.1  Beneficiary Designation....................................... 7
 6.2  Amendments to Beneficiary Designation......................... 7

 6.3  No Beneficiary Designation.................................... 7

ARTICLE  VII ADMINISTRATION......................................... 7
 7.1  Administrative Committee...................................... 7
 7.2  Administrative Committee Powers............................... 7
 7.3  Uniform Application of Rules.................................. 8
 7.4  Claims Procedure.............................................. 8
 7.5  Action by Administrative Committee............................ 8
 7.6  Indemnity..................................................... 9

ARTICLE  VIII AMENDMENT AND TERMINATION OF PLAN..................... 9
 8.1  Amendment..................................................... 9
 8.2  Right to Terminate............................................ 9
 8.3  Payment at Termination........................................ 9

ARTICLE  IX MISCELLANEOUS...........................................10
 9.1  Unfunded Plan.................................................10
 9.2  Unsecured General Creditor....................................10
 9.3  Nonassignability..............................................10
 9.4  Not a Contract of Employment..................................10
 9.5  Protective Provisions.........................................10
 9.6  Governing Law.................................................11
 9.7  Severability..................................................11
 9.8  Notice........................................................11
 9.9  Successors....................................................11
 9.10 Action by Baxter..............................................11
 9.11 Effect on Benefit Plans.......................................11
 9.12 Participant Litigation........................................11

          EDWARDS LIFESCIENCES CORPORATION DEFERRED COMPENSATION PLAN

                           (Effective April 1, 2000)


                                   ARTICLE  I

                       PURPOSE, EFFECTIVE DATE, EMPLOYER

     1.1 Purpose. The Edwards Lifesciences Corporation 401(k) Savings and Investment Plan (the "401(k) Plan") is a defined contribution benefit plan maintained by Edwards Lifesciences Corporation ("Edwards") to provide eligible participants with retirement benefits. Limitations imposed by the Internal Revenue Code of 1986, as amended, ("Code"), prevent some participants from receiving the full Matching Contribution under the 401(k) Plan, a tax qualified defined contribution plan. In addition, Edwards desires to maintain an unfunded plan of deferred compensation for a select group of management and highly compensated employees. Accordingly, Edwards hereby establishes the Edwards Lifesciences Corporation Deferred Compensation Plan and the Edwards Lifesciences Corporation 401(k) Plan Excess Plan and combines them into a single plan to be known as the Edwards Lifesciences Corporation Deferred Compensation Plan ("Plan"). The purpose of the Plan is to enable certain Participants in the 401(k) Plan to receive the full Matching Contribution under the 401(k) Plan formula which is limited by the Code, or the Plan, and/or to elect to defer additional compensation until retirement, except as otherwise set forth on their election form. Participation in the Plan is limited to a select group of management or highly compensated employees of Edwards. Capitalized terms not defined in this Plan are deemed to have the meaning given them in the 401(k) Plan.

     1.2  Effective Date.  The Plan is effective as of April 1, 2000.

     1.3 Employer. The Plan is adopted for the benefit of a select group of management or highly compensated employees of Edwards or of any subsidiaries or affiliates of Edwards, as set forth below. The Plan may be adopted by any subsidiaries or affiliates of Edwards with the consent of the Administrative Committee. Adopting Employers are listed on Appendix A as attached and updated from time to time.


                                  ARTICLE  II

                                   DEFINITIONS

     2.1 Accounts. Accounts means the sum of the Participant's Excess Matching Contribution Account balance, the Participant's Bonus Deferral Account balance and the Participant's Pay Deferral Account balance.

     2.2 Administrative Committee. For purposes of the Plan, Administrative Committee has the same meaning as the Administrative Committee in the 401(k) Plan.

     2.3 Beneficiary. A Participant's Beneficiary, as defined in Article VI, is the Beneficiary designated to receive the Participant's Accounts, if any, from the Plan, upon the death of the Participant.

     2.4 Bonus. The term Bonus means those bonuses that are included in the definition of Compensation in the 401(k) Plan and also includes any other bonus which is approved by the Administrative Committee and listed on Attachment A to this Plan. Attachment A may be updated from time to time to accurately reflect the approved bonuses for purpose of this definition.

     2.5 Bonus Deferral. The Bonus Deferral is the amount of the Participant's Bonus which the Participant elected to defer and contribute to the Plan which, but for such election, would have otherwise been paid to him/her.

     2.6 Compensation. For purposes of the Plan, Compensation has the same meaning as Compensation in the 401(k) Plan without regard to Section 401(a)(17) of the Code, except that the Bonuses deferred under the Plan are included in Compensation in the Plan Year in which such amounts would be paid if they were not deferred and not in the Plan Year in which such amounts are actually paid.

     2.7 Compensation Committee. The Compensation Committee of the Board of Directors of Edwards.

     2.8 Deferral Election Form. The form which a Participant must complete and return to the Administrative Committee, in accordance with the rules and procedures as may be established by the Administrative Committee, in order to elect to defer a portion of his or her Bonus into the Plan and to designate his Pay Deferral Election.

     2.9 Distribution Election Form. The form which a Participant must complete and return to the Administrative Committee, in accordance with the rules and procedures as may be established by the Administrative Committee. This form is to be used by Participants who are not eligible to defer a portion of their Bonus or make a Pay Deferral Contribution to the Plan.

     2.10  Eligible Employee.  An Eligible Employee is anyone who:

           (a) is a participant in the Edwards Long Term Incentive Plan for the Plan Year to which deferrals relate who has contributed the maximum annual contribution limit under Sections 401(k) and 402(g) of the Code to the 401(k) Plan; or

           (b) is a participant in the 401(k) Plan whose Matching Contributions to the 401(k) Plan for the Plan Year are limited because of the application of the Code, provided he or she has met the eligibility rules set forth in Section 3.1 below.

     2.11 Excess Matching. The Excess Matching Contribution is the difference between the Matching Contributions allocated to a Participant's 401(k) Plan Account during the Plan Year and the amount that would have been allocated if the limitations of Sections 415, 401(k), 402(g) and 401(m) of the Code, as well as the limitations of Section 401(a)(17) of the Code, were disregarded.

     2.12 Matching Contribution. The term Matching Contribution has the same meaning in the Plan as it does in the 401(k)Plan.

     2.13 Participant. A Participant is any Eligible Employee who has an Account balance in the Plan.

     2.14 Pay Deferral Contribution. The term Pay Deferral Contribution has the same meaning as Pay Deferral Contribution in the 401(k) Plan. The Pay Deferral Contribution is the amount of the Participant's Compensation which the Participant elected to defer into the Plan which, but for such election, would have otherwise been paid to him/her.

     2.15  Plan Year.  The Plan Year is the calendar year.

     2.16 Termination of Employment. For purposes of the Plan, Termination of Employment has the same meaning as Termination of Employment in the 401(k) Plan.

     2.17 Unforeseeable Emergency. A severe financial hardship resulting from a sudden or unexpected illness or accident of the Participant or one of his or her dependents, loss of the Participant's property due to casualty or similar extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant, as determined by the Administrative Committee.

     2.18 Vesting. For purposes of the Plan, Vesting has the same meaning as Vesting in the 401(k) Plan.


                                  ARTICLE  III


        ELIGIBILITY FOR EXCESS MATCHING CONTRIBUTIONS, BONUS DEFERRALS
                               AND PAY DEFERRALS

     3.1 Eligibility for Excess Matching Contribution. An Eligible Employee is a Participant in the Plan and eligible to receive a contribution to his or her Excess Matching Contribution Account in the Plan for a Plan Year if such Participant's allocation of Matching Contributions in the 401(k) Plan during the Plan Year is less than five percent (5%) of Compensation because of the application of the Code.

     3.2 Bonus Deferral Elections. An Eligible Employee is a Participant in the Plan if he or she defers the maximum amount of Compensation allowed under the Code to the 401(k) Plan for the Plan Year and he or she elects to defer all or a portion of his or her Bonus through the Plan until his or her Termination of Employment, or such other time as specified on his or her Deferral Election Form, by completing a Deferral Election Form in accordance with applicable rules and procedures established by the Administrative Committee. A Participant may elect to defer up to 100% of his or her Bonus, in whole percentages. Beginning January 1 of the year to which the Deferral Election Form applies, the Deferral Election Form is irrevocable, except as provided in Section 5.6. The Deferral Election Form must be filed with the Administrative Committee in accordance with the rules established by the Administrative Committee before January 1 of the Plan Year to which the Deferral Election Form applies. For purposes of Bonus

Deferral Elections, eligible employees are those employees who are participants in the Long Term Incentive Plan for the Plan Year to which deferrals relate.

     3.3 Pay Deferral Elections. An Eligible Employee is a Participant in the Plan if he or she elects to defer a portion of his or her Compensation in excess of the annual contribution limit under Sections 401(k) and 402(g) of the Code (as contributed to the 401(k) Plan) as set forth on his or her Deferral Election Form, in accordance with applicable rules and procedures established by the Administrative Committee. A Participant may elect to defer up to a total of 15% of his or her Compensation to the 401(k) Plan and the Plan; however, such election must be the same election as the Participant made for the 401(k) Plan for such Plan Year, and the Participant may not change his/her 401(k) Plan election for the Plan Year. For purposes of Pay Deferral Elections, eligible employees are those employees who are participants in the Long Term Incentive Plan for the Plan Year to which deferrals relate.

                                  ARTICLE  IV

                             CREDITING OF ACCOUNTS

     4.1  Crediting of Accounts.
          ---------------------

          A. Excess Matching Contribution Account. An account equal to the Excess Matching Contributions, if any, of each Participant plus Earnings.

          B. Bonus Deferral Account. An account equal to the Bonus Deferrals, if any, of each Participant plus Earnings.

          C. Pay Deferral Account. An account equal to the Pay Deferral Contributions, if any, of each Participant plus Earnings.

     4.2 Earnings. Each Participant's Excess Matching Contribution Account, Bonus Deferral Account, and Pay Deferral Account, if any, will be credited with Earnings at a rate determined by the Administrative Committee from time to time. As of the Effective Date of this Plan, Earnings will be credited at the same rate as the Stable Income Fund in the 401(k) Plan. Earnings will be credited to each Participant's Account weekly.

     4.3 Account Statements. Account Statements will be generated effective as of the last day of each calendar quarter and mailed to each Participant as soon as administratively feasible. Account Statements will reflect all Account activity during the reporting quarter, including Account contributions, distributions and earnings credits.

     4.4 Vesting. Subject to Sections 9.1 and 9.2, a Participant is always 100% Vested in his or her Accounts in the Plan at all times.

                                  ARTICLE  V

                            DISTRIBUTION OF BENEFITS


     5.1 Distribution of Benefits. Subject to Section 5.2, distribution of a Participant's Accounts, if any, will commence in accordance with the Participant's Distribution Election Form or Deferral Election Form as soon as administratively feasible after the Participant's Termination of Employment. Any spousal consent requirements under the 401(k) Plan will not apply to distributions under the Plan.

     5.2  Distribution.

          A. Deferral Election Form. A Participant's Accounts will be paid in accordance with the form of payment designated in such Participant's Deferral Election Form.

          B. Distribution Election Form. A Participant's Accounts will be paid after a Participant's Termination of Employment, in accordance with the form of payment designated in such Participant's Distribution Election Form.

          C.  Forms of Distribution.  The forms of distribution are:

               (a)  A lump sum payment, or

               (b) Annual installments of at least 2 years, but not to exceed 15 years.

     Annual installments will commence in the first quarter of the Plan Year as specified in the Participant's Deferral Election Form or Distribution Election Form. Subsequent installments will be paid annually in the first quarter of subsequent Plan Years. Lump sum payments will be made in the first quarter of the Plan Year as specified in the Participant's Deferral Election Form. Lump sum payments pursuant to a Distribution Election Form will be made in the first quarter of the Plan Year following the Plan Year in which the Participant incurs a Termination of Employment or any subsequent Plan Year as indicated on the Distribution Election Form.

     If a Participant does not elect a form of distribution by the time the Deferral Election Form or the Distribution Election Form is required to be completed, the Participant's election will default to a lump sum payment in the first quarter of the Plan Year following the Plan Year in which the Participant incurs a Termination of Employment.

     Notwithstanding the above, a Participant whose Accounts under the Plan total less than $50,000 as of the last day of the Plan Year in which he or she incurs a Termination of Employment will receive lump sum payment of his or her Accounts in the first quarter of the Plan Year following the Plan Year in which the Participant incurs a Termination of Employment.

     The Administrative Committee has the right to postpone the payment of any Accounts for up to one year from the date on which the credits would otherwise be paid.

     5.3 Effect of Payment. Payment to the person or trust reasonably and in good faith determined by the Administrative Committee to be the Participant's Beneficiary will completely discharge any obligations Edwards or any other Employer may have under the Plan. If a Plan benefit is payable to a minor or a person declared to be incompetent or to a person the Administrative Committee in good faith believes to be incompetent or incapable of handling the disposition of property, the Administrative Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor and such decision by the Administrative Committee is binding on all parties. The Administrative Committee may initiate whatever action it deems appropriate to ensure that benefits are properly paid to an appropriate guardian.

The Administrative Committee may require proof of incompetence, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution will completely discharge the Administrative Committee and the Employer from all liability with respect to such benefit.

     5.4 Taxation of Plan Benefits. It is intended that each Participant will be taxed on amounts credited to him or her under the Plan at the time such amounts are received, and the provisions of the Plan will be interpreted consistent with that intention.

     5.5 Withholding and Payroll Taxes. Edwards will withhold from payments made hereunder any taxes required to be withheld for the payment of taxes to the Federal, or any state or local government.

     5.6 Distribution Due to Unforeseeable Emergency. Upon written request of a Participant and the showing of Unforeseeable Emergency, the Administrative Committee may authorize distribution of all or a portion of the Participant's Accounts, and or the acceleration of any installment payments being made from the Plan, but only to the extent reasonably necessary to relieve the Unforeseeable Emergency. In any event, payment may not be made to the extent such Unforeseeable Emergency is or may be satisfied through reimbursement by insurance or otherwise, including, but not limited to, liquidation of the Participant's assets, to the extent that such liquidation would not in and of itself cause severe financial hardship. In addition, such Participant is precluded from enrolling in the Plan for the entire Plan Year beginning January 1 after the request is approved.

                                  ARTICLE  VI

                            BENEFICIARY DESIGNATION

     6.1 Beneficiary Designation. Each Participant has the right to designate one or more persons or trusts as the Participant's Beneficiary, primary as well as secondary, to whom benefits under this Plan will be paid in the event of the Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation will be in a written form prescribed by the Administrative Committee and will be effective only when filed with the Administrative Committee during the Participant's lifetime.

     6.2 Amendments to Beneficiary Designation. Any Beneficiary designation may be changed by a Participant without the consent of any Beneficiary by the filing of a new Beneficiary designation with the Administrative Committee. Filing a Beneficiary designation as to any benefits available under the Plan revokes all prior Beneficiary designations effective as of the date such Beneficiary designation is received by the Administrative Committee. If a Participant's Accounts are community property, any Beneficiary designation will be valid or effective only as permitted under applicable law.

     6.3 No Beneficiary Designation. In the absence of an effective Beneficiary designation, or if all Beneficiaries predecease the Participant, the Participant's estate will be the Beneficiary. If a Beneficiary dies after the Participant and before payment of benefits under this Plan has been completed, and no secondary Beneficiary has been designated to receive such Beneficiary's share, the remaining benefits will be payable to the Beneficiary's estate.


                                  ARTICLE  VII

                                 ADMINISTRATION

     7.1 Administrative Committee. The Plan is administered by the Administrative Committee, which is the Plan Administrator for purposes of
Section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Edwards has appointed the members of the Administrative Committee to administer the Plan. Members of the Administrative Committee may be Participants in the Plan.

     7.2 Administrative Committee Powers. The Administrative Committee has such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers, rights and duties:

          (a) Interpretation of Plan. The Administrative Committee has the power, right and duty to construe, interpret and enforce the Plan provisions and to determine all questions arising under the Plan including, but not by way of limitation, questions of Plan participation, eligibility for Plan benefits and the rights of employees, Participants, Beneficiaries and other persons to benefits under the Plan and to determine the amount, manner and time of payment of any benefits hereunder;

          (b) Plan Procedures. The Administrative Committee has the power, right and duty to adopt procedures, rules, regulations and forms to be followed by employees, Participants, Beneficiaries and other persons or to be otherwise utilized in the efficient administration of the Plan which may alter any procedural provision of the Plan without the necessity of an amendment;

          (c) Benefit Determinations. The Administrative Committee has the power, right and duty to make determinations as to the rights of employees, Participants, Beneficiaries and other persons to benefits under the Plan and to afford any Participant or Beneficiary dissatisfied with such determination with rights pursuant to a claims procedure adopted by the Committee; and

          (d) Allocation of Duties. The Administrative Committee is empowered to employ agents (who may also be employees of Edwards) and to delegate to them any of the administrative duties imposed upon the Administrative Committee or Edwards.

     7.3 Uniform Application of Rules. The Administrative Committee will apply all rules, regulations, procedures and decisions uniformly and consistently to all Participants similarly situated. Any ruling, regulation, procedure or decision of the Administrative Committee will be conclusive and binding upon all persons affected by it. There will be no appeal from any ruling by the Administrative Committee which is within its authority, except as provided in Section 7.4 below. When making a determination or a calculation, the Administrative Committee will be entitled to rely on information supplied by any Employer, accountants and other professionals including, but not by way of limitation, legal counsel for Edwards or any Employer.

     7.4 Claims Procedure. If a claim for benefits by a Participant or his or her beneficiary or beneficiaries (the "applicant") is denied, the Administrative Committee will furnish the applicant within 90 days after receipt of such claim (or within 180 days after receipt if the Administrative Committee notifies the applicant prior to the end of the 90 day period that special circumstances require an extension of time), a written notice which specifies the reason for the denial, refers to the pertinent provisions of the Plan on which the denial is based, describes any additional material or information necessary for properly completing the claim and explains why such material or information is necessary, and explains the claim review procedures of this
Section 7.4. If, within 60 days after receipt of such notice, the applicant so requests in writing, the Administrative Committee will review its earlier decision. The Administrative Committee's decision on review will be in writing, and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and will include specific references to the pertinent provisions of the Plan on which the decision is based. It will be delivered to the claimant within 60 days after the request for review is received, unless extraordinary circumstances require a longer period, but in no event more than 120 days after the request for review is received.

     7.5 Action by Administrative Committee. Action by the Administrative Committee will be subject to the following special rules:

          (a) Meetings and Documents. The Administrative Committee may act by meeting or by document signed without meeting and documents may be signed through the use of a single document or concurrent documents.

          (b) Action by Majority. The Administrative Committee will act by a majority decision which action will be as effective as if such action had been taken by all Administrative Committee members, provided that by majority action one or more Administrative Committee members or other persons may be authorized to act with respect to particular matters on behalf of all Administrative Committee members.

          (c) Resolving Deadlocks. If there is an equal division among the Administrative Committee members with respect to any question a disinterested party may be selected by a majority vote to decide the matter. Any decision by such disinterested party will be binding.

     7.6 Indemnity. To the extent permitted by applicable law and to the extent that they are not indemnified or saved harmless under any liability insurance contracts, any present or former Administrative Committee members, officers, or directors of Edwards, the Employers or their subsidiaries or affiliates, if any, will be indemnified and saved harmless by the Employers from and against any and all liabilities or allegations of liability to which they may be subjected by reason of any act done or omitted to be done in good faith in the administration of the Plan, including all expenses reasonably incurred in their defense in the event that Edwards fails to provide such defense after having been requested in writing to do so.

                                 ARTICLE  VIII

                       AMENDMENT AND TERMINATION OF PLAN

     8.1 Amendment. The Compensation Committee may amend the Plan at any time, except that no amendment will decrease or restrict the Accounts of Participants and Beneficiaries at the time of the amendment. Notwithstanding the foregoing, the Compensation Committee may delegate certain authority to amend the Plan to the Administrative Committee.

     8.2 Right to Terminate. The Compensation Committee may at any time terminate the Plan. Any Employer may terminate its participation in the Plan by notice to Edwards.

     8.3 Payment at Termination. If the Plan is terminated payment of each affected Participant's Accounts to the Participant or Beneficiary for whom they are held will commence within 60 days of such termination in the form determined under Article 5.

                                  ARTICLE  IX

                                 MISCELLANEOUS

     9.1 Unfunded Plan. This Plan is intended to be an unfunded retirement plan maintained primarily to provide retirement benefits for a select group of management or highly compensated employees. All credited amounts are unfunded, general obligations of the appropriate Employer. This Plan is not intended to create an investment contract, but to provide retirement benefits to eligible employees who participate in the Plan. Eligible employees are members of a select group of management or are highly compensated employees, who, by virtue of their position with an Employer, are uniquely informed as to such Employer's operations and have the ability to affect materially Employer's profitability and operations.

     9.2 Unsecured General Creditor. In the event of an Employer's insolvency, Participants and their Beneficiaries, heirs, successors and assigns will have no legal or equitable rights, interest or claims in any property or assets of such Employer, nor will they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by such Employer (the "Policies") greater than those of any other unsecured general creditors. In that event, any and all of the Employer's assets and Policies will be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan will be merely that of an unfunded and unsecured promise of Employer to pay money in the future.

     9.3 Nonassignability. Neither a Participant nor any other person will have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable. No part of the amounts payable will, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency. Nothing contained herein will preclude an Employer from offsetting any amount owed to it by a Participant against payments to such Participant or his or her Beneficiary.

     9.4 Not a Contract of Employment. The terms and conditions of this Plan will not be deemed to constitute a contract of employment between a Participant and such Participant's Employer, and neither the Participant nor the Participant's Beneficiary will have any rights against such Participant's Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan is deemed to give a Participant the right to be retained in the service of his or her Employer or to interfere with the right of such Employer to discipline or discharge him or her at any time.

     9.5 Protective Provisions. A Participant will cooperate with Edwards by furnishing any and all information requested by Edwards, in order to facilitate the payment of benefits hereunder.

     9.6 Governing Law. The provisions of this Plan will be construed and interpreted according to the laws of the State of California, to the extent not preempted by ERISA.

     9.7 Severability. In the event any provision of the Plan is held invalid or illegal for any reason, any illegality or invalidity will not affect the remaining parts of the Plan, but the Plan will be construed and enforced as if the illegal or invalid provision had never been inserted, and Edwards will have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan, including, but not by way of limitation, the opportunity to construe and enforce the Plan as if such illegal and invalid provision had never been inserted herein.

     9.8 Notice. Any notice or filing required or permitted to be given to Edwards or the Administrative Committee under the Plan will be sufficient if in writing and hand delivered, or sent by registered or certified mail to any member of the Administrative Committee, or to Edwards's Chief Financial Officer and, if mailed, will be addressed to the principal executive offices of Edwards. Notice to a Participant or Beneficiary may be hand delivered or mailed to the Participant or Beneficiary at his or her most recent address as listed in the employment records of Edwards. Notices will be deemed given as of the date of delivery or mailing or, if delivery is made by certified or registered mail, as of the date shown on the receipt for registration or certification. Any person entitled to notice hereunder may waive such notice.

     9.9 Successors. The provisions of this Plan will bind and inure to the benefit of Edwards, each Employer, the Participants and Beneficiaries, and their respective successors, heirs and assigns. The term successors as used herein will include any corporate or other business entity which, whether by merger, consolidation, purchase or otherwise acquires all or substantially all of the business and assets of Edwards, and successors of any such corporation or other business entity.

     9.10 Action by Edwards. Except as otherwise provided herein, any action required of or permitted by Edwards under the Plan will be by resolution of the Compensation Committee or any person or persons authorized by resolution of the Compensation Committee.

     9.11 Effect on Benefit Plans. Amounts paid under this Plan, will not by operation of this Plan be considered to be compensation for the purposes of any
benefit plan maintained by any Employer.   The treatment of such amounts under
other employee benefit plans will be determined pursuant to the provisions of such plans.

     9.12 Participant Litigation. In any action or proceeding regarding the Plan, employees or former employees of Edwards or an Employer, Participants, Beneficiaries or any other persons having or claiming to have an interest in this Plan will not be necessary parties and will not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding will be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this Plan. To the extent permitted by law, if a legal action is begun against Edwards, an Employer, the Administrative Committee, or any member of the Administrative Committee by or on behalf of any person and such action results adversely to such person or if a legal action arises because of conflicting claims to a

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

Participant's or other person's benefits, the costs to such person of defending the action will be charged to the amounts, if any, which were involved in the action or were payable to the Participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in this Plan will constitute a release of Edwards, each Employer, the Administrative Committee and each member thereof, and their respective agents from any and all liability and obligation not involving willful misconduct or gross neglect.

Edwards Lifesciences Corporation has caused this instrument to be executed by its authorized officer, as of the _____ day of ________________, 2000.

                                  EDWARDS LIFESCIENCES CORPORATION
                                  By:   ______________________________
                                  Its:  ______________________________

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